Exhibit 99.1

GRUBHUB REPORTS RECORD FOURTH QUARTER

AND YEAR-END RESULTS

GrubHub generates 50 percent revenue growth in the fourth quarter and expands into delivery with the acquisition of two leading restaurant delivery services

Chicago, IL – February 5, 2015 – GrubHub Inc. (NYSE: GRUB), the leading online and mobile food-ordering company, today announced financial results for the quarter and year-ended December 31, 2014.  The Company also announced the completed acquisition of DiningIn and an agreement to acquire Restaurants on the Run, two of the leading restaurant delivery services in the U.S.

"We ended the year with strong growth momentum as we capitalized on the seasonally favorable conditions of the fourth quarter,” said Matt Maloney, CEO. “We sent more than 200,000 orders a day to our restaurant partners during the quarter while surpassing 5 million active diners, resulting in record revenues and adjusted EBITDA.  GrubHub continues to be the clear platform of choice for restaurants that want to grow their businesses profitably and for diners looking for simplicity, choice and control when ordering takeout."

Acquisitions

The Company has completed the acquisition of DiningIn and signed a definitive agreement to acquire Restaurants on the Run, subject to certain closing conditions. With the completion of these acquisitions, GrubHub will be executing deliveries for nearly 3,000 restaurants across the U.S., including in in Boston, Chicago, Dallas, Houston, Las Vegas, Los Angeles, Minneapolis, Philadelphia, San Diego, San Francisco and Seattle.

GrubHub has been conducting its own delivery tests for the past year and believes that owning the delivery experience provides a number of key benefits to its diners and restaurant partners, including:

•	An improved diner experience due to GrubHub’s additional visibility into each order;
•	An increased number of dining choices by bringing delivery services to restaurants that do not operate such services themselves; and
•	Lower overall delivery costs due to the benefits of scale and aggregation

“We are excited to start 2015 with these acquisitions, the completion of which will help us expand our leading position in online ordering and also make GrubHub a leader in restaurant delivery for independent restaurants,” noted Maloney. “DiningIn and Restaurants on the Run are ideal partners for GrubHub because of the breadth and depth of their restaurant networks and the more than 45 years of combined experience they have operating successful restaurant delivery services.”

Fourth Quarter and Full Year 2014 Highlights

The following results reflect the financial performance and key operating metrics of our business for the three months and year ended December 31, 2014, compared to the non-GAAP pro forma combined results of Seamless Holdings and GrubHub Holdings for the three months and year ended December 31, 2013, giving effect to the August 2013 merger of the two companies.

Fourth Quarter Financial Highlights

•	Revenues: $73.3 million, a 50% year-over-year increase from $49.0 million in the fourth quarter of 2013.
•	Non-GAAP Adjusted EBITDA: $25.0 million, a 92% year-over-year increase from $13.0 million in the fourth quarter of 2013.

•	Net Income: $10.8 million, a 381% year-over-year increase from $2.2 million in the fourth quarter of 2013.

Fourth Quarter Key Business Metrics Highlights

•	Active Diners were 5.03 million, a 47% increase from 3.42 million Active Diners in the fourth quarter of 2013.
•	Daily Average Grubs were 202,700, a 33% year-over-year increase from 152,900 Daily Average Grubs in the fourth quarter of 2013.
•	Gross Food Sales were $508 million, a 37% year-over-year increase from $370 million processed in the fourth quarter of 2013.

Full Year Financial Highlights

•	Revenues: $253.9 million, a 49% year-over-year increase from $170.1 million in 2013.
•	Non-GAAP Adjusted EBITDA: $78.7 million, a 98% year-over-year increase from $39.7 million in 2013.
•	Net Income: $24.3 million, a 458% year-over-year increase from $4.3 million in 2013.

Full Year Key Business Metrics Highlights

•	Active Diners were 5.03 million, a 47% increase from 3.42 million Active Diners in 2013.
•	Daily Average Grubs were 182,800, a 35% year-over-year increase from 135,500 Daily Average Grubs in 2013.
•	Gross Food Sales were $1.8 billion, a 39% year-over-year increase from $1.3 billion processed in 2013.

First Quarter and Full Year 2015 Guidance*

Based on information available as of February 5, 2015, the company is providing the following financial guidance for the first quarter and full year of 2015:

	First Quarter 2015	Full Year 2015
(in millions)
Expected revenue range	$83 - $85	$335 - $350
Expected Adjusted EBITDA range	$24 - $26	$100 - $108

* Includes the impact of the DiningIn acquisition from date of completion, February 4th, 2015.  Excludes the acquisition of Restaurants on the Run, as the parties have executed a definitive agreement but have not closed the transaction.

Fourth Quarter 2014 Financial Results Conference Call: GrubHub will webcast a conference call today at 9 a.m. CT to discuss the fourth quarter 2014 financial results. The webcast can be accessed on the GrubHub Investor Relations website at http://investors.grubhub.com, along with the company's earnings press release and financial tables. A replay of the webcast will be available at the same website until February 19, 2015.

About GrubHub

GrubHub Inc. (NYSE: GRUB) is the nation's leading online and mobile food ordering company dedicated to connecting hungry diners with local takeout restaurants. The company's online and mobile ordering platforms allow diners to order directly from approximately 30,000 takeout restaurants in more than 800 U.S. cities and London. Every order is supported by the company's 24/7 customer service teams.

About DiningIn

DiningIn, one of the country’s largest restaurant delivery services, makes it easy for diners to enjoy food from their favorite restaurants. Founded in Boston in 1988, DiningIn services Boston, Chicago, Dallas, Minneapolis and Philadelphia. Providing delivery options for individual diners, group orders and corporate catering, DiningIn delivers the food diners crave. DiningIn partners with a wide range of restaurants – from local neighborhood favorites to national brands – to simplify food delivery and provide uncompromising quality.

About Restaurants on the Run

Founded in 1993, Restaurants on the Run is the West Coast's largest restaurant food delivery service specializing in corporate catering and restaurant delivery. Restaurants on the Run delivers on time meals and a consistent customer experience for more than 1,700 restaurant locations across Los Angeles, San Francisco, Orange County, San Diego, Houston, Seattle, Las Vegas and Tulsa. Using smart delivery logistics, Restaurants on the Run is focused on perfecting the ordering and delivery experience.

Use of Forward Looking Statements:

This press release contains forward-looking statements regarding our management's future expectations, beliefs, intentions, goals, strategies, plans and prospects, including the expected completion of the acquisition of Restaurants on the Run, the expected benefits to GrubHub from the acquisition of DiningIn and the potential acquisition of Restaurants on the Run, and the expected financial performance of GrubHub following such acquisitions. Such statements constitute “forward-looking” statements, which are subject to the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks, uncertainties and assumptions that could cause actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements. Such risks and uncertainties include, but are not limited to, the matters set forth in the filings that we make with the Securities and Exchange Commission from time to time, including those set forth in the section entitled “Risk Factors” in our Prospectus filed on September 5, 2014 and our most recent Quarterly Report on Form 10-Q for the quarter ended September 30, 2014, which are on file with the SEC and are available on the Investor Relations section of our website at http://investors.grubhub.com/. Additional information will be set forth in our Annual Report on Form 10-K that will be filed for the year ended December 31, 2014, which should be read in conjunction with these financial results. Please also note that forward-looking statements represent our management's beliefs and assumptions only as of the date of this press release. Except as required by law, we assume no obligation to publicly update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information, becomes available in the future.

Use of Non-GAAP Financial Measures

Adjusted EBITDA is a financial measure that is not calculated in accordance with accounting principles generally accepted in the United States, or GAAP.

We define Adjusted EBITDA as net income adjusted to exclude merger and restructuring costs, income taxes, depreciation and amortization and stock-based compensation expense. We use Adjusted EBITDA as a key performance measure because we believe it facilitates operating performance comparisons from period to period by excluding potential differences primarily caused by variations in capital structures, tax positions, the impact of acquisitions and restructuring, the impact of depreciation and amortization expense on our fixed assets and the impact of stock-based compensation expense. Adjusted EBITDA is not a measurement of our financial performance under GAAP and should not be considered as an alternative to performance measures derived in accordance with GAAP.

See “Schedule of Non-GAAP Adjusted EBITDA Reconciliation - Pro Forma” below for a reconciliation of net income to Adjusted EBITDA.

Contacts: Anan Kashyap Corporate Finance & Investor Relations ir@grubhub.com	Abby Hunt Press press@grubhub.com

NON-GAAP PRO FORMA FINANCIAL INFORMATION

On August 8, 2013, GrubHub Inc. acquired all of the equity interests of each of Seamless North America, LLC, Seamless Holdings and GrubHub Holdings (the “Merger”). The following Unaudited Pro Forma Condensed Statement of Operations was derived from the unaudited historical statement of operations of Seamless Holdings (Acquirer) for the quarter and year ended December 31, 2013 and the unaudited historical statement of operations of GrubHub Holdings (Acquiree) for the quarter and year ended December 31, 2013, adjusted for income taxes at the Company’s historical effective tax rate.

	Three Months Ended December 31,		Year Ended December 31,
		ProForma Combined		ProForma Combined
	2014	2013	2014	2013
	(in thousands)
Revenues	$73,313	$49,024	$253,873	$170,086
Costs and expenses:
Sales and marketing	19,033	12,354	66,201	48,295
Operations and support	17,766	12,895	62,509	45,639
Technology (exclusive of amortization)	7,212	5,554	25,185	19,151
General and administrative	7,220	7,311	32,307	32,402
Depreciation and amortization	5,809	5,976	22,687	15,006
Total costs and expenses	57,040	44,090	208,889	160,493
Income before provision for income taxes	16,273	4,934	44,984	9,593
Provision for income taxes	5,508	2,698	20,721	5,246
Net income	$10,765	$2,236	$24,263	$4,347
Net income per share attributable to common stockholders:
Basic	$0.13	$0.04	$0.33	$0.06
Diluted	$0.13	$0.03	$0.30	$0.06
Weighted average shares used to compute net income per share attributable to common stockholders:
Basic	81,605	54,915	73,571	54,774
Diluted	84,311	76,751	81,698	75,634

KEY PRO FORMA OPERATING METRICS

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013 Pro Forma
Active Diners (000s)	5,029	3,421	5,029	3,421
Daily Average Grubs	202,700	152,900	182,800	135,500
Gross Food Sales (millions)	$508.0	$370.0	$1,787.4	$1,285.9

GRUBHUB INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	December 31, 2014	December 31, 2013
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$201,796	$86,542
Short term investments	111,341	—
Accounts receivable, less allowances for doubtful accounts	36,127	29,304
Deferred taxes, current	564	3,688
Prepaid expenses	2,940	2,625
Total current assets	352,768	122,159
PROPERTY AND EQUIPMENT:
Property and equipment, net of depreciation and amortization	16,003	17,096
OTHER ASSETS:
Other assets	3,543	2,328
Goodwill	352,788	352,788
Acquired intangible assets, net of amortization	254,339	268,441
Total other assets	610,670	623,557
TOTAL ASSETS	$979,441	$762,812
LIABILITIES, REDEEMABLE COMMON STOCK AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Restaurant food liability	$91,575	$78,245
Accounts payable	3,371	3,353
Accrued payroll	5,958	1,720
Taxes payable	1,660	1,768
Restructuring accrual	748	176
Other accruals	7,693	7,329
Total current liabilities	111,005	92,591
LONG TERM LIABILITIES:
Deferred taxes, non-current	91,983	90,495
Other accruals	5,931	3,936
Total long term liabilities	97,914	94,431
Commitments and Contingencies
Redeemable common stock, $0.0001 par value, no shares and 1,344,236 shares outstanding as of December 31, 2014 and December 31, 2013, respectively	—	18,415
STOCKHOLDERS’ EQUITY:
Series A Convertible Preferred Stock, $0.0001 par value	—	2
Common stock, $0.0001 par value	8	5
Accumulated other comprehensive income (loss)	(262)	132
Additional paid-in capital	689,953	500,356
Retained earnings	80,823	56,880
Total Stockholders’ Equity	$770,522	$557,375
TOTAL LIABILITIES, REDEEMABLE COMMON STOCK AND STOCKHOLDERS’ EQUITY	$979,441	$762,812

GRUBHUB INC.
STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Revenues	$73,313	$49,024	$253,873	$137,143
Costs and expenses:
Sales and marketing	19,033	12,354	66,201	37,347
Operations and support	17,766	12,895	62,509	34,173
Technology (exclusive of amortization)	7,212	5,554	25,185	15,357
General and administrative	7,220	7,311	32,307	21,907
Depreciation and amortization	5,809	5,976	22,687	13,470
Total costs and expenses	57,040	44,090	208,889	122,254
Income before provision for income taxes	16,273	4,934	44,984	14,889
Provision for income taxes	5,508	3,320	20,721	8,142
Net income	$10,765	$1,614	$24,263	$6,747
Net income per share attributable to common stockholders:
Basic	$0.13	$0.03	$0.33	$0.14
Diluted	$0.13	$0.02	$0.30	$0.12
Weighted average shares used to compute net income per share attributable to common stockholders:
Basic	81,605	54,915	73,571	40,681
Diluted	84,311	76,751	81,698	56,645

GRUBHUB INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Year Ended December 31,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$24,263	$6,747
Adjustments to reconcile net income to net cash from operating activities:
Depreciation	5,032	3,992
Provision for doubtful accounts	426	473
Loss on disposal of fixed assets	11	—
Deferred taxes	4,612	1,706
Intangible asset amortization	17,655	9,477
Tenant allowance amortization	(159)	(159)
Stock-based compensation	9,393	4,933
Deferred rent	(17)	(135)
Investment premium amortization	315	—
Change in assets and liabilities, net of the effects of business acquisitions:
Accounts receivable	(7,394)	(8,298)
Prepaid expenses and other assets	(1,669)	(2,388)
Restaurant food liability	13,414	26,549
Accounts payable	(259)	2,065
Accrued payroll	4,243	(1,707)
Other accruals	3,038	(2,192)
Due to related party	—	(244)
Net cash provided by operating activities	72,904	40,819
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of investments	(113,156)	—
Proceeds from maturity of investments	1,500	—
Capitalized website and development costs	(3,431)	(2,592)
Purchases of property and equipment	(3,653)	(4,429)
Cash acquired in merger of GrubHub Holdings Inc.	—	13,266
Net cash provided by (used in) investing activities	(118,740)	6,245
CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from the issuance of common stock	142,541	—
Repurchases of common stock	(116)	(1,367)
Proceeds from exercise of stock options	8,322	1,418
Excess tax benefit related to stock-based compensation	12,975	—
Taxes paid related to net settlements of stock-based compensation awards	(2,070)	—
Preferred stock tax distributions	(320)	(1,893)
Net cash provided by (used in) financing activities	161,332	(1,842)
Net change in cash and cash equivalents	115,496	45,222
Effect of exchange rates on cash	(242)	159
Cash and cash equivalents at beginning of year	86,542	41,161
Cash and cash equivalents at end of the period	$201,796	$86,542
SUPPLEMENTAL DISCLOSURE OF NON CASH ITEMS
Fair value of common and preferred stock issued in acquisition of GrubHub Holdings Inc.	$—	$421,485
Cash paid for income taxes	1,326	7,706

NON-GAAP ADJUSTED EBITDA RECONCILATION – PRO FORMA

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013 Pro Forma	2014	2013 Pro Forma
	(in thousands)
Net income	$10,765	$2,236	$24,263	$4,347
Income taxes	5,508	2,698	20,721	5,246
Depreciation and amortization	5,809	5,976	22,687	15,006
EBITDA	22,082	10,910	67,671	24,599
Merger, acquisition and restructuring costs	477	175	1,639	9,306
Stock-based compensation	2,412	1,909	9,393	5,824
Adjusted EBITDA	$24,971	$12,994	$78,703	$39,729